UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

November 18, 2014

Date of Report (Date of earliest event reported)

ENERGY TRANSFER PARTNERS, L.P.

(Exact name of Registrant as specified in its charter)

Delaware	1-11727	73-1493906
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3738 Oak Lawn Avenue

Dallas, TX 75219

(Address of principal executive offices)

(214) 981-0700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

In accordance with General Instruction B.2. of Form 8-K, the following information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On November 18, 2014, Energy Transfer Partners, L.P. (“ETP”) and Energy Transfer Equity, L.P. (“ETE”) announced that the management teams of the two partnerships have reached an agreement with respect to a transaction valued at approximately $3.75 billion (the “Transaction”) in which ETE would transfer 30.8 million ETP common units, ETE’s 45% interest in the Bakken pipeline project, and a cash amount to be determined in exchange for newly issued Class H Units of ETP that will generally entitle ETE to receive 40.0% of the cash distributions and other economic attributes of the general partner interest and incentive distribution rights of Sunoco Logistics Partners L.P. (“SXL”).

In addition, ETE and ETP anticipate that they will negotiate a reduction in the incentive distribution right subsidies that ETE previously agreed to provide to ETP, and that such reductions would occur in 2015 and 2016. When combined with the 50,160,000 Class H Units acquired by ETE in October 2013, upon consummation of the Transaction, ETE would own Class H Units that will generally entitle ETE to receive approximately 90% of the cash distributions and other economic attributes of the general partner interest and incentive distribution rights of SXL. Upon redemption of the 30.8 million ETP common units, ETP’s outstanding common units will be reduced to approximately 322 million common units.

ETP expects that the Transaction will be neutral to distributable cash flow per ETP common unit in 2015 and accretive to distributable cash flow per ETP common unit in 2016 and thereafter. ETE expects that the Transaction will be slightly dilutive to distributable cash flow per ETE common unit in 2015 and accretive to distributable cash flow per ETE common unit in 2016 and thereafter. The Transaction is expected to be credit neutral to both ETE and ETP.

ETP expects that it will benefit from the Transaction by reducing the number of ETP common units outstanding, which in turn results in the elimination of a quarterly distribution obligation related to the redeemed ETP common units as well as the related obligation to make incentive distributions to ETE with respect to the redeemed ETP common units. ETP also expects to benefit from owning a larger percentage (an increase from 30% to 75%) of the Bakken pipeline project, the previously announced project that would create a crude oil pipeline from the crude oil producing regions of North Dakota to delivery points in the Midwest and Gulf Coast areas. Finally, the cash received from ETE will provide ETP with a portion of the capital necessary to fund its extensive portfolio of board-approved growth projects (including the Bakken pipeline project), which currently totals on a net basis approximately $8.0 billion of expected capital expenditures (before adjusting for the increased capital required for ETP’s 45% increased stake in the Bakken pipeline project).

ETE expects that the Transaction will continue to promote ETE’s long-term strategy of owning the general partner interests and incentive distribution rights of a portfolio of publicly-traded partnerships, and ETE expects that, through this strategy, ETE will continue to benefit from the long-term growth in cash distributions from these partnerships.

ETE and ETP anticipate that the transaction agreements will be negotiated and executed prior to the end of 2014 and that the Transaction would close in the first quarter of 2015 following the record dates for the quarterly cash distributions related to the fourth quarter of 2014.

The Transaction is also subject to the approval of the board of directors of ETE and ETP and the approval of the conflicts committees of such boards. ETE and ETP contemplate that the Transaction agreements will provide that the Transaction will be subject to customary closing conditions.

ETE and ETP contemplate that ETP’s partnership agreement will be amended to provide for the issuance of the additional Class H Units referred to above. ETE and ETP are currently parties to a unitholders agreement that, among other things, (i) requires ETP to obtain ETE’s consent regarding certain decisions ETP is otherwise permitted to make, or actions ETP is otherwise required to consent to, as a member of SXL GP; (ii) provides ETE with a right of first refusal with respect to the sale of (A) ETP’s membership interest in SXL GP, (B) the general partner interest in SXL held by SXL GP or (C) the incentive distribution rights of SXL held by SXL GP and (iii) provides ETE with a drag-along right to purchase the general partner interest in SXL held by SXL GP in the event that ETE has exercised its right of first refusal with respect to the incentive distribution rights referred to in clause (C) above. ETE and ETP contemplate that this unitholders agreement will be amended in connection with the Transaction to modify the rights of ETE to provide additional management authority with respect to SXL GP.

The Class H Units will generally be entitled to (i) allocations of profits, losses and other items from ETP corresponding to 40.0% of the profits, losses and other items allocated to ETP by Sunoco Partners LLC (“SXL GP”), the general partner of SXL, with respect to the incentive distribution rights and general partner interest in SXL held by SXL GP, (ii) distributions from ETP for each quarter equal to 40.0% of the cash distributed to ETP by SXL GP with respect to the incentive distribution rights and general partner interest in SXL held by SXL GP for such quarter and, to the extent not previously distributed to holders of the Class H Units, for any previous quarters.

Statements in this Form 8-K may be forward-looking statements as defined under federal law. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside the control of ETP, and a variety of risks that could cause results to differ materially from those expected by management of ETP. ETP does not undertake any obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits. In accordance with General Instruction B.2 of Form 8-K, the information set forth in the attached Exhibit 99.1 is deemed to be “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Exhibit Number	Description

99.1	Selected Pages from Analyst Presentation dated November 18, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy Transfer Partners, L.P.

	By:	Energy Transfer Partners GP, L.P., its general partner

	By:	Energy Transfer Partners, L.L.C., its general partner

Date: November 18, 2014

/s/ Martin Salinas, Jr.
Martin Salinas, Jr.
Chief Financial Officer